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                                                                    EXHIBIT 23.1






We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated July 25, 1997 except Note 12, as to which the date is ______,1997, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-32827) and related Prospectus of American Italian Pasta Company for the registration of 5,900,000 shares of its common stock.




                                                Ernst & Young LLP


Kansas City, Missouri



______________________________________________________________________________

The foregoing consent is in the form that will be signed upon the completion of the recapitalization as described in Note 12 to the financial statements.


                                                /s/ Ernst & Young LLP


Kansas City, Missouri
Septemeber 22, 1997